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                      SUBSIDIARIES OF THE COMPANY                     EXHIBIT 21

                                                                                        STATE OF
                                                                     PERCENTAGE OF   INCORPORATION OR
       PARENT                         SUBSIDIARY                       OWNERSHIP       ORGANIZATION
---------------------  --------------------------------------------  -------------   ----------------
Republic Bancorp Inc.  Republic Bank                                   100%            Michigan

Republic Bancorp Inc.  Republic Capital Trust I                        100%            Delaware

Republic Bank          Quincy Investment Services, Inc., A Licensed    100%            Delaware
                       Insurance Agency

Republic Bank          Republic Management Company, Inc.               100%            Michigan

Republic Bank          Republic Bank Real Estate Finance, LLC           99% (1)        Michigan

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(1) Republic Management Company, Inc. owns 1% of Republic Bank Real Estate
Finance, LLC.